Exhibit 1.1

VALERO ENERGY PARTNERS LP

Common Units Representing Limited Partner Interests

Having an Aggregate Offering Price of up to $350,000,000

Equity Distribution Agreement

September 16, 2016

Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019	J.P. Morgan Securities LLC 383 Madison Avenue, 7th Floor New York, New York 10179

Merrill Lynch, Pierce, Fenner & Smith Incorporated One Bryant Park New York, New York 10036	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

Citigroup Global Markets Inc. 388 Greenwich Street New York, NY 10013	RBC Capital Markets, LLC 200 Vesey Street, 8th Floor New York, New York 10281

Credit Suisse Securities (USA) LLC Eleven Madison Avenue New York, New York 10010	Wells Fargo Securities, LLC 375 Park Avenue New York, New York 10152

Ladies and Gentlemen:

Valero Energy Partners LP is a Delaware limited partnership (the “Partnership”), and Valero Energy Partners GP LLC is a Delaware limited liability company and the sole general partner of the Partnership (the “General Partner”). The Partnership and the General Partner are hereinafter referred to as the “Partnership Parties.” The Partnership, the General Partner, Valero Partners Operating Co. LLC, a Delaware limited liability company (“OLLC”), and the Operating Companies (as defined below) are collectively referred to herein as the “Valero Entities.”

The Partnership Parties confirm their agreement (this “Agreement”) with Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, and Wells Fargo Securities, LLC (each, a “Manager” and collectively, the “Managers”) as follows:

1. Description of Units. The Partnership proposes to issue and sell through or to the Managers, as sales agents and/or principals, common units representing limited partner interests in the Partnership (“Common Units”), having an aggregate gross sales price of up to $350,000,000 (the “Units”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. For purposes of selling the Units through the Managers, the Partnership hereby appoints the Managers as exclusive agents of the Partnership for the purpose of soliciting purchases of the Units from the Partnership pursuant to this Agreement and each Manager agrees to use its reasonable efforts to solicit purchases of the Units on the terms and subject to the conditions stated herein. The Partnership agrees that whenever it determines to sell the Units directly to a Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement. Certain terms used herein are defined in Section 18 hereof.

2. Representations and Warranties. The Partnership Parties, jointly and severally, represent and warrant to, and agree with, each Manager, at the Execution Time and at each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below.

(a) Form S-3 and Prospectus. The Partnership meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the Commission a registration statement (File Number 333-213305) on Form S-3, including a related Base Prospectus, for registration under the Securities Act of the offering and sale of the Units. Such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, have become effective. The Partnership has filed with the Commission the Prospectus Supplement relating to the Units in accordance with Rule 424(b). As filed, the Prospectus contains all information required by the Securities Act and the rules thereunder, and, except to the extent the Managers agree in writing to a modification, shall be in all substantive respects in the form furnished to the Managers prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made. The Registration Statement, at the Execution Time, at each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of the Units, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

(b) Additional Registration Statement. To the extent that the Registration Statement is not available for the sales of the Units as contemplated by this Agreement, the Partnership shall file a new registration statement with respect to any additional Common Units necessary to complete such sales of the Units and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

(c) Registration Statement. On each Effective Date, at the Execution Time, at each Applicable Time, at each Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided that the Partnership Parties make no representation or warranty with respect to statements or omissions made in reliance upon and in conformity with information relating to any Manager furnished to the Partnership or the General Partner in writing by or on behalf of the Managers specifically for inclusion therein, which information is specified in Section 7(e); and on the date of any filing pursuant to Rule 424(b), at the Execution Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Partnership Parties make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Manager furnished to the Partnership or the General Partner in writing by or on behalf of the Managers specifically for inclusion therein, which information is specified in Section 7(e).

(d) Disclosure Package. At the Execution Time, at each Applicable Time and at each Settlement Date, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Partnership Parties make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Manager furnished to the Partnership or the General Partner in writing by or on behalf of such Manager expressly for use in such Disclosure Package.

(e) Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified; provided that the Partnership Parties make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Manager furnished to the Partnership or the General Partner in writing by or on behalf of such Manager expressly for use in such Disclosure Package.

(f) Regulation M. The Common Units are an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(g) No Other Sales Agents. The Partnership has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Units in accordance with Rule 415(a)(4) of the Act.

(h) No Stop Orders. The Commission has not issued any order suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose or pursuant to Section 8 of the Securities Act has been instituted or threatened by the Commission. The Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto.

(i) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j) Financial Statements. The financial statements (including the related notes thereto) of the Partnership and each acquired entity or business included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, which, at the Execution Time, included the Meraux and Three Rivers Terminal Services Business, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and present fairly in all material respects the financial position of the Partnership or such acquired entity or business as of the dates indicated and the results of the Partnership’s and such acquired entity’s or business’ operations and the changes in the Partnership’s and such acquired entity’s or business’ cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby; the pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of Regulation S-X under the Securities Act and the Exchange Act and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Disclosure Package and the Prospectus; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus that are not included as required; the Valero Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in or incorporated by reference in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus; and all disclosures contained in or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(k) Forward-Looking Statements and Supporting Information. Each of the statements made by the Partnership in or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus within the coverage of Rule 175(b) under the Securities Act was made or will be made with a reasonable basis and in good faith.

(l) No Material Adverse Change. Since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus: (i) there has not been any material adverse change in the capitalization of the Valero Entities, any material change in the short-term debt or long-term debt of the Valero Entities, or any dividend or distribution of any kind declared, set aside for payment, paid or made by any Valero Entity on any class of equity securities, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations or prospects of the Valero Entities, taken as a whole; (ii) no Valero Entity has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Valero Entities, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the Valero Entities, taken as a whole; and (iii) no Valero Entity has sustained any loss or interference with its business that is material to the Valero Entities, taken as a whole, and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each of clauses (i) through (iii), as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(m) Organization and Good Standing. Each of the Valero Entities has been duly formed and each is validly existing and in good standing under the laws of its respective jurisdiction of organization, with all requisite corporate, limited partnership or limited liability company, as the case may be, power and authority to own or lease and to operate its properties and conduct its business as described in or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, if any, and, in the case of the Partnership, to issue, sell and deliver the Units; each of the Valero Entities is duly qualified to do business and is in good standing in each jurisdiction in which its respective ownership or lease of property or the conduct of its respective businesses requires such qualification; except where the failure to be so qualified or in good standing would not, individually or in the aggregate, be reasonably likely to have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Valero Entities, taken as a whole (a “Material Adverse Effect”).

(n) Units. The Units to be issued and sold by the Partnership hereunder have been duly authorized and, when issued and delivered to the Managers against payment therefor in accordance with the terms hereof, will be duly and validly issued in accordance with the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of December 16, 2013 (the “Partnership Agreement”), and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)) and will conform in all material respects to the description of the Common Units in the Registration Statement, the Disclosure Package and the Prospectus; and except as described in or expressly contemplated by the Registration Statement, Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any Common Units or other equity security in the Partnership, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any equity security of the Partnership or any such convertible or exchangeable securities, rights, warrants or options.

(o) Outstanding Partnership Equity. As of the Execution Time, the issued and outstanding limited partner interests of the Partnership consist of 67,202,880 Common Units and the Incentive Distribution Rights (as defined in the Partnership Agreement, and herein referred to as “IDRs”). All such Common Units and the limited partner interests represented thereby and the IDRs have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(p) General Partner. The General Partner has full power and authority to act as general partner of the Partnership as described in the Registration Statement, the Disclosure Package and the Prospectus; the General Partner is the sole general partner of the Partnership, and except as amended or supplemented in the Registration Statement and the Prospectus after the Execution Time (including as provided in any document incorporated by reference therein), owns (1) 1,371,169 general partner units representing a 2% general partner interest in the Partnership (“General Partner Units”) and (2) 100% of the IDRs; the General Partner’s general partner interest in the Partnership has been duly authorized and validly issued in accordance with the Partnership Agreement; the IDRs and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the General Partner owns the IDRs and the General Partner Units free and clear of all liens (and together with all encumbrances, security interests, charges or other claims, “Liens”) (except for restrictions on transferability as described in or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus or under the (i) Third Amended and Restated Revolving Credit Agreement, dated as of November 12, 2015, among Valero Energy Corporation, JPMorgan Chase Bank, N.A., as administrative agent and the lenders named therein, (ii) Amended and Restated Subordinated Credit Agreement, dated as of November 12, 2015, by and between Valero Energy Partners LP and Valero Energy Corporation and the parties named therein (relating to $160 million in subordinated loans); and (iii) Amended and Restated Subordinated Credit Agreement, dated as of November 12, 2015, by and between Valero Energy Partners LP and Valero Energy Corporation and the parties named therein (relating to $395 million in subordinated loans) (collectively, the “Credit Agreements”).

(q) Equity of the Partnership Parties held by Sponsor. Except as amended or supplemented in the Registration Statement and the Prospectus after the Execution Time (including as provided in any document incorporated by reference therein), Valero Terminaling and Distribution Company, a Delaware corporation (“VTDC”), owns (A) 45,687,271 Common Units (the “Sponsor Units”) and (B) all of the limited liability company interests in the General Partner; all of the limited liability company interests in the General Partner have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (as the same may be amended or restated, the “GP LLC Agreement”), and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and VTDC owns the Sponsor Units and the limited liability company interests in the General Partner, in each case, free and clear of all Liens (except for restrictions on transferability as described in or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus or under the Credit Agreements or the GP LLC Agreement, as applicable).

(r) Equity Interests Held by the Partnership. Except as amended or supplemented in the Registration Statement and the Prospectus after the Execution Time (including as provided in any document incorporated by reference therein), the

Partnership owns all of the limited liability company interests in OLLC; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of OLLC (as the same may be amended or restated at or prior to the Execution Time, the “OLLC LLC Agreement”), and are fully paid (to the extent required by the OLLC LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such limited liability company interests free and clear of all Liens except (i) restrictions on transferability in the OLLC LLC Agreement, (ii) Liens created or arising under the Credit Agreements or (iii) as described in or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus.

(s) Equity Interests Held by OLLC. Except as amended or supplemented in the Registration Statement and the Prospectus after the Execution Time (including as provided in any document incorporated by reference therein), OLLC owns, directly or indirectly, all of the limited liability company interests in each of Valero MKS Logistics, L.L.C., a Delaware limited liability company, Valero Partners EP, LLC, a Delaware limited liability company, Valero Partners Houston, LLC, a Delaware limited liability company, Valero Partners Louisiana, LLC, a Delaware limited liability company, Valero Partners Lucas, LLC, a Delaware limited liability company, Valero Partners Memphis, LLC, a Delaware limited liability company, Valero Partners North Texas, LLC, a Delaware limited liability company, Valero Partners Operating Co. LLC, a Delaware limited liability company, Valero Partners PAPS, LLC, a Delaware limited liability company, Valero Partners South Texas, LLC, a Delaware limited liability company, Valero Partners West Memphis, LLC, a Delaware limited liability company, Valero Partners Wynnewood, LLC, a Delaware limited liability company, Valero Partners CCTS, LLC, a Delaware limited liability company, Valero Partners Corpus East, LLC, a Delaware limited liability company, Valero Partners Corpus West, LLC, a Delaware limited liability company, Valero Partners McKee, LLC, a Delaware limited liability company, Valero Partners Meraux, LLC, a Delaware limited liability company and Valero Partners Three Rivers, LLC, a Delaware limited liability company (each, an “Operating Company” and collectively, the “Operating Companies”); all such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the applicable Operating Company (as the same may be amended or restated at or prior to the Execution Time, collectively, the “Operating Company LLC Agreements”), and are fully paid (to the extent required by each of the Operating Company LLC Agreements) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and OLLC owns, directly or indirectly, such limited liability company interests free and clear of all Liens except (i) restrictions on transferability in each of the Operating Company LLC Agreements, (ii) Liens created or arising under the Credit Agreements or (iii) as described in or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus.

(t) Restrictions on the Valero Entities’ Ownership of Securities. Other than the General Partner’s ownership of the General Partner Units and the IDRs and the Partnership’s ownership, directly or indirectly, as applicable, of all of the limited liability company interests in OLLC and each of the Operating Companies, the General Partner does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity except as set forth in any amendment to the Registration Statement and Prospectus after the Execution Time (including as provided in any document incorporated by reference therein). Other than the Partnership’s ownership of all of the limited liability company interests in OLLC and OLLC’s ownership of all of the limited liability company interests in each of the Operating Companies, none of the Partnership, OLLC or any of the Operating Companies owns, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity except as set forth in any amendment to the Registration Statement and Prospectus after the Execution Time (including as provided in any document incorporated by reference therein).

(u) Due Authorization. Each of the Partnership Parties has all requisite partnership or limited liability company, as applicable, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; all partnership or limited liability company action, as applicable, required to be taken by each of the Partnership Parties for the authorization, execution and delivery of this Agreement, and the consummation by it of the transactions contemplated hereby, shall have been validly taken.

(v) Equity Distribution Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(w) No Violation or Default. No Valero Entity is (i) in violation of its partnership agreement, limited liability company agreement, charter, by-laws or other similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Valero Entity is a party or by which such Valero Entity is bound or to which any of the property or assets of any Valero Entity is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority applicable to such Valero Entity or any of its properties, except, in the case of clauses (ii) and (iii) above, for any such default, prospective default or violation that would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of the Partnership Parties to consummate the transactions contemplated by this Agreement.

(x) No Conflicts. The execution, delivery and performance by any Partnership Party of this Agreement, the issuance and sale of the Units, the consummation by the Partnership Parties of the transactions contemplated hereby and the application of the proceeds from the sale of the Units as described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than Liens created or arising under the Credit Agreements) upon any property or assets of any Valero Entity pursuant to, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which any Valero Entity is a party or by which any Valero Entity is bound or to which any of the property of any Valero Entity is subject, (ii) result in any violation of the provisions of the partnership agreement, limited liability company agreement, charter, by-laws or other similar organizational documents of any Valero Entity or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority applicable to such Valero Entity or any of its properties or assets, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of the Partnership Parties to consummate the transactions contemplated by this Agreement.

(y) No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required in connection with the issuance and sale of the Units and the consummation by the Partnership Parties of the transactions contemplated hereby, except for (i) the registration of the Units under the Securities Act and the Exchange Act, (ii) as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”), (iii) under applicable state securities laws in connection with the purchase and distribution of the Units by the Managers, (iv) consents, approvals, authorizations, orders, licenses, registrations or qualifications that have been or, prior to the Execution Time or Applicable Time, as applicable, will be obtained, (v) consents, approvals, authorizations, orders, licenses, registrations or qualifications that, if not obtained, would not have a Material Adverse Effect or materially impair the ability of the Partnership Parties to consummate the transactions contemplated by this Agreement, (vi) any listing applications and related consents or any notices required by the New York Stock Exchange (the “NYSE”) in the ordinary course of the offering of the Units, (vii) filings with the Commission pursuant to Rule 424(b) under the Securities Act or (viii) filings with the Commission on Form 8-K or otherwise with respect to this Agreement or required to be made in connection with the transactions contemplated hereby or the registration of the Units under the Securities Act or the Exchange Act.

(z) Legal Proceedings. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending or, to the knowledge of the Partnership Parties, threatened to which any Valero Entity is or may be a party or to which any property of any Valero Entity is or may be the subject that, individually or in the aggregate, if determined adversely to a Valero Entity, would reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership Parties to consummate the transactions contemplated by this Agreement.

(aa) Independent Accountants. KPMG LLP, which has audited certain financial statements of the Partnership and certain entities and businesses acquired by the Partnership and incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Partnership within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(bb) Title to Real and Personal Property. Except as described in the Registration Statement, the Disclosure Package and the Prospectus and except to the extent that failure of the following to be true, individually or in the aggregate, would not have a Material Adverse Effect, the Valero Entities have indefeasible title to all real property and good title to all personal property described in the Registration Statement, the Disclosure Package and the Prospectus as being owned by any of them, free and clear of all Liens, other than Liens created or arising under the Credit Agreements or as do not materially interfere with the use of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future as described in the Registration Statement, the Disclosure Package and the Prospectus, and all the property described in the Registration Statement, the Disclosure Package and the Prospectus as being held under lease by the Valero Entities are held thereby under valid, subsisting and enforceable leases, except to the extent the failure to so hold does not materially interfere with the use of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future as described in the Registration Statement, the Disclosure Package and the Prospectus.

(cc) Easements and Rights-of-Way. The Valero Entities have such easements or rights-of-way from each person (collectively, “rights-of-way”) as are necessary to conduct their business in the manner described, and subject to the limitations contained, in the Registration Statement, the Disclosure Package and the Prospectus, except for (i) qualifications, reservations and encumbrances that do not have, individually or in the aggregate, a Material Adverse Effect, and (ii) such rights-of-way that do not have, individually or in the aggregate, a Material Adverse Effect; the Valero Entities have fulfilled and performed all their material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the Registration Statement, the Disclosure Package and the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Valero Entities, taken as a whole.

(dd) Title to Intellectual Property. Each of the Valero Entities owns or possesses adequate rights to use or receive the benefit of all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as conducted or proposed to be conducted by the Registration Statement, the Disclosure Package and the Prospectus, except to the extent that the failure to own or possess such rights does not have a Material Adverse Effect. The Valero Entities have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which would reasonably be expected to result in a Material Adverse Effect.

(ee) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among any Valero Entity, on the one hand, and the directors, officers, equity holders, customers or suppliers of any Valero Entity, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Disclosure Package.

(ff) Investment Company Act. None of the Valero Entities is now or, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Registration Statement, the Disclosure Package and the Prospectus, will be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(gg) Taxes. The Valero Entities have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except for (i) the payment of any taxes (A) that are being contested in good faith and for which adequate reserves have been provided or (B) which if not paid, would not have, individually or in the aggregate, a Material Adverse Effect, and (ii) the filing of any tax returns as to which the failure to file would not have, individually or in the aggregate, a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against any Valero Entity or any of their respective properties, except as would not have, individually or in the aggregate, a Material Adverse Effect.

(hh) Licenses and Permits. The Valero Entities possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Disclosure Package and the Prospectus, except where the failure to so possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Disclosure Package and the Prospectus, none of the Valero Entities has received notice of any revocation or modification of any such license, certificate, permit or authorization or has reasonable basis to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except, in each case, as would not have, individually or in the aggregate, a Material Adverse Effect.

(ii) No Labor Disputes. No labor disturbance by or dispute with employees of any of the Valero Entities exists or, to the knowledge of the Partnership Parties, is contemplated or threatened, and none of the Partnership Parties are aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of their principal suppliers, contractors or customers, except, in each case, as would not have, individually or in the aggregate, a Material Adverse Effect.

(jj) Compliance with and Liability under Environmental Laws. Except as described in the Registration Statement, the Disclosure Package and the Prospectus: (i) the Valero Entities and their respective properties, assets and operations (a) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of Hazardous Materials (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c)

have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Valero Entities, except, in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) (a) there are no proceedings that are pending, or that are known to be contemplated, against the Valero Entities under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed that no monetary sanctions of $100,000 or more will be imposed, (b) the Partnership Parties are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that would reasonably be expected to have a Material Adverse Effect and (c) except as described in the Registration Statement, the Disclosure Package and the Prospectus, none of the Valero Entities currently expect to make material capital expenditures in order to comply with any Environmental Laws as currently in effect.

(kk) Hazardous Materials. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Valero Entities (or, to the knowledge of the Partnership Parties, any other entity (including any predecessor) for whose acts or omissions the Valero Entities would reasonably be expected to be liable) at, on, under or from any property or facility that is, or was previously, owned, operated or leased by any Valero Entity, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that would reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. For purposes of Section 3(jj) and this Section 3(kk) only, (a) “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law, and (b) “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(ll) Periodic Review of Environmental Laws. In the ordinary course of their business, the Valero Entities conduct periodic reviews of the effect of the Environmental

Laws on their respective businesses, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review conducted through the date hereof, the Valero Entities have concluded that such associated costs and liabilities would not have, individually or in the aggregate, a Material Adverse Effect, except as described in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

(mm) Disclosure Controls. The Partnership maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Partnership in reports that it will file or submit under the Exchange Act will be recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the General Partner’s management as appropriate to allow timely decisions regarding required disclosure. The Partnership has carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(nn) Insurance. The Valero Entities have, or are entitled to the benefit of, insurance covering their respective properties, assets, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are reasonably adequate to protect the Valero Entities and their respective businesses in a commercially reasonable manner; and no Valero Entity which holds insurance for the benefit of any Valero Entity has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.

(oo) Internal Accounting Controls. The Partnership maintains a system of internal accounting controls that comply with the requirements of the Exchange Act and are sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Partnership Parties’ internal accounting controls are effective and none of the Partnership Parties is aware of any material weaknesses in the accounting controls of the Partnership.

(pp) No Unlawful Payments. None of the Valero Entities nor, to the knowledge of the Partnership Parties, any director, officer, employee, agent or affiliate of any Valero Entity nor any other person associated with or acting on behalf of any Valero Entity has (i) used any Valero Entity funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Valero Entities have instituted, maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(qq) Compliance with Money Laundering Laws. The operations of the Valero Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where any Valero Entity conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Valero Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened.

(rr) No Conflicts with Sanctions Laws. None of the Valero Entities nor, to the knowledge of the Partnership Parties, any director, officer, employee agent, or affiliate of any Valero Entity nor any other person associated with or acting on behalf of any Valero Entity is currently subject to any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other applicable sanctions authority (collectively, “Sanctions”), nor is any Valero Entity located, organized or resident in a country or territory that is the subject of Sanctions, including, without limitation, Cuba, Burma (Myanmar), Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and no Valero Entity will directly or indirectly use the proceeds of the offering of the Units hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since December 16, 2013, no Valero Entity has knowingly engaged in or is now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions in violation of such Sanctions or with any Sanctioned Country in violation of such Sanctions.

(ss) No Restrictions on Subsidiaries. No direct or indirect subsidiary of the Partnership is prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any distributions or dividends to the Partnership, from making any other distribution on such subsidiary’s ownership interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s properties or assets to the Partnership or any other subsidiary of the Partnership, except under the Credit Agreements or as described in or contemplated by the Registration Statement, the Disclosure Package and the Prospectus.

(tt) No Broker’s Fees. None of the Valero Entities has incurred any liability, or is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against such Valero Entity or any Manager for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Units.

(uu) No Registration Rights. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, no person has the right to require the Partnership to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Units.

(vv) No Stabilization. The Valero Entities and their respective directors, officers, affiliates and controlling persons have not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(ww) Statistical and Market Data. Nothing has come to the attention of the Partnership Parties that has caused the Partnership Parties to believe that the statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(xx) Sarbanes-Oxley Act. The Partnership has taken all necessary action to ensure that, upon the filing of the Registration Statement, the Partnership and, to the knowledge of the Partnership Parties, any of the General Partner’s directors or officers, in their capacities as such, are in compliance in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(yy) XBRL. The eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(zz) Disclosure of Documents. There is no franchise, contract or other document of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit to the Registration Statement, that is not described or filed as required.

(aaa) Description of the Securities. The Units, when issued and delivered in accordance with the terms of this Agreement, will conform, in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.

(bbb) Status under the Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Partnership or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Units and at the date hereof, the Partnership is a well-known seasoned issuer as defined in Rule 405 under the Act. For purposes of each offering of the Units pursuant to the transactions under this Agreement that are not firm commitment underwritings, the Partnership is an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act. The Partnership has paid the registration fee for this offering pursuant to Rule 457 under the Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Execution Date.

(ccc) Listing of the Units. The Common Units are listed on the NYSE and, at each Applicable Time, the applicable Units will have been approved for listing on the NYSE, subject only to official notice of issuance.

Any certificate signed by any officer of the General Partner and delivered to any Manager or counsel for any Manager in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by the Partnership, as to matters covered thereby, to such Manager.

3. Sale and Delivery of Units.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to issue and sell Units from time to time through the Managers, acting as sales agents, or directly to the Managers, acting as principals, and each Manager agrees to use its reasonable efforts to sell, as sales agent for the Partnership, the Units on the following terms:

(i) The Units are to be sold by one of the Managers on a daily basis or otherwise as shall be agreed to by the Partnership and such Manager on any day that (A) is a trading day for the NYSE (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time), (B) the Partnership, through any of the individuals listed as “Authorized Representatives” on Annex II hereto, has instructed such Manager by telephone (confirmed promptly by electronic mail) to make such sales and (C) the Partnership has satisfied its obligations under Section 6 of this Agreement. On a trading day that the Partnership wishes to sell Units, the Partnership may sell Units through only one Manager and, if it determines to do so, the Partnership will designate the maximum amount of the Units to be sold by such Manager daily as agreed to by such Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Unit at which such Units may be sold. Subject to the terms and conditions hereof, such Manager shall use its reasonable efforts to sell on a particular day all of the Units designated for the sale by the Partnership on such day. The gross sales price of the Units sold under this Section 3(a) shall be the market price for the Common Units sold by such Manager under this Section 3(a) on the NYSE at the time of sale of such Units. For the avoidance of doubt, the Partnership shall submit instructions to sell Units to only one Manager, if any, on any single trading day.

(ii) The Partnership acknowledges and agrees that (A) there can be no assurance that any Manager will be successful in selling the Units, (B) no Manager will incur liability or obligation to the Partnership or any other person or entity if such Manager does not sell Units for any reason other than a failure by such Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Units as required under this Agreement, (C) each Manager shall be under no obligation to purchase Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Manager and the Partnership pursuant to a Terms Agreement and (D) no Manager shall have an obligation to offer or sell any Units in the event an offer or sale of the Units on behalf of the Partnership may, in the judgment of such Manager, constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act, or such Manager reasonably believes it may be deemed an “underwriter” under the Act in a transaction that is other than by means set forth under Section 3(a)(iv) hereof.

(iii) The Partnership shall not authorize the issuance and sale of, and the relevant Manager shall not be obligated to use its reasonable efforts to sell, any Unit at a price lower than the minimum price therefor designated from time to time by the General Partner’s Board of Directors (the “Board”), or a duly authorized committee thereof, and notified to such Manager in writing. The Partnership or any Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend or terminate the offering of the Units for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice.

(iv) Each Manager hereby covenants and agrees not to make any sales of the Units on behalf of the Partnership pursuant to this Section 3(a), other than (A) (1) by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus in accordance with Rule 153 under the Securities Act (such transactions are hereinafter referred to as “Continuous Offerings”), (2) to or through a market maker, or (3) directly on or through any other national securities exchange or facility thereof, a trading facility of a national securities association, an alternative trading system, an electronic communication network, a “dark pool” or any similar market venue and (B) such other sales of the Units on behalf of the Partnership in its capacity as agent of the Partnership as shall be agreed by the Partnership and such Manager pursuant to a Terms Agreement.

(v) The compensation to each Manager for sales of the Units with respect to which such Manager acts as sales agent under this Agreement shall be up to 2.0% of the gross sales price of the Units sold pursuant to this Section 3(a) and payable as described in the succeeding subsection (vi) below. The foregoing rate of compensation shall not apply when such Manager acts as principal, in which case the Partnership may sell Units to such Manager as principal at a price agreed upon at the relevant Applicable Time pursuant to a Terms Agreement. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Transaction Fees”), shall constitute the net proceeds to the Partnership for such Units (the “Net Proceeds”).

(vi) Each Manager shall provide written confirmation (which may be by facsimile or electronic mail) to the Partnership following the close of trading on the NYSE each day on which Units with respect to which such Manager is acting as sales agent are sold under this Section 3(a) setting forth the number of the Units sold on such day, the aggregate gross sales proceeds and the Net Proceeds to the Partnership, and the compensation payable by the Partnership to such Manager with respect to such sales. Such compensation shall be set forth and invoiced in periodic statements from such Manager to the Partnership, with payment to be made by the Partnership promptly after its receipt thereof.

(vii) Settlement for sales of the Units pursuant to this Section 3(a) will occur on the third business day following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Units sold through a Manager for settlement on such date shall be issued and delivered by the Partnership to such Manager against payment of the Net Proceeds for the sale of such Units. Settlement for all such Units shall be effected by free delivery of the Units to such Manager’s account at The Depository Trust Company (“DTC”) in return for payments in same day funds delivered to the account designated by the Partnership. If the Partnership or its transfer agent (if applicable) shall default on its obligation to deliver the Units on any Settlement Date, the Partnership shall (A) indemnify and hold such Manager harmless against any loss, claim or damage arising from or as a result of such default by the Partnership and (B) pay such Manager any commission to which it would otherwise be entitled absent such default. If a Manager breaches this Agreement by failing to deliver the aggregate gross sales proceeds less any Transaction Fees to the Partnership on any Settlement Date for the Units delivered by the Partnership, such Manager will pay the Partnership interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to such Manager.

(viii) At each Applicable Time, Settlement Date, Representation Date (as defined in Section 4(k)), the Partnership shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended as of such date. Any obligation of any Manager to use its reasonable efforts to sell the Units on behalf of the Partnership shall be subject to the continuing accuracy of the representations and warranties of the Partnership herein, to the performance by the Partnership of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b) If the Partnership wishes to issue and sell the Units pursuant to this Agreement but other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify the Managers of the proposed terms of such Placement. If such Managers, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership wishes to accept amended terms, such Managers and the Partnership will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Partnership or such Managers unless and until the Partnership and such Managers have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c) Each sale of the Units to a Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Units to, and the purchase thereof by, such Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Units by such Manager. The commitment of such Manager to purchase the Units pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Partnership herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Units to be purchased by such Manager pursuant thereto, the price to be paid to the Partnership for such Units, any provisions relating to rights of, and default by, underwriters acting together with such Manager in the reoffering of the Units, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Units. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by such Manager.

(d) Under no circumstances shall the number and aggregate amount of the Units sold pursuant to this Agreement and any Terms Agreement exceed (i) the aggregate amount set forth in Section 1, (ii) the number of Common Units available for issuance under the currently effective Registration Statement or (iii) the number and aggregate amount of the Units authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized committee thereof, and notified to each Manager in writing.

(e) If either of the Partnership Parties or any Manager has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Units, it shall promptly notify the other parties hereto and sales of the Units under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(f) Subject to the limitations set forth herein and as may be mutually agreed upon by the Partnership and the Managers, sales effected pursuant to this Agreement may not be requested by the Partnership and shall not be made by any Manager (i) during the period beginning on the day after the last day of each fiscal quarter and prior to the date (each, an “Announcement Date”) on which the Partnership shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations for such quarter (each, an “Earnings Announcement”), (ii) at any time from and including an Announcement Date through and including the later to occur of (A) the time that is 24 hours after the time that the Partnership files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, and (B) the applicable Representation Date of the Partnership referenced in Section 4(k) below, or (iii) during any other period in which the Partnership is, or could be deemed to be, in possession of material non-public information.

(g) Notwithstanding clause (ii) of Section 3(f) hereof, if the Partnership wishes to request the offer or sale of any Units by a Manager at any time during the period from and including an Announcement Date through and including 24 hours after the time that the Partnership files a Quarterly Report on Form 10–Q or an Annual Report on Form 10–K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, (i) the Partnership shall first prepare and deliver to such Manager (with a copy to counsel for the Managers) a Current Report on Form 8–K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8–K”), in form and substance reasonably satisfactory to such Manager, and, prior to its filing, obtain the written consent of such Manager to such filing (which consent shall not be unreasonably withheld), (ii) such Manager shall have received the officer’s certificate, opinions and letters of counsel and accountants’ letters specified in Sections 4(k), 4(l), 4(m), 4(n) and 4(o) hereof, (iii) the Partnership shall afford such Manager the opportunity to conduct a due diligence review in accordance with Section 4(p) hereof prior to filing such Earnings 8–K and (iv) the Partnership shall file such Earnings 8–K with the Commission. For purposes of clarity, the parties hereto agree that (A) the delivery of any officer’s certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 3(g) shall not relieve any party to this Agreement from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10–Q or Annual Report on Form 10–K, as the case may be, including, without limitation, the obligation to deliver officer’s certificates, opinions and letters of counsel and accountants’ letters as provided in Sections 4(k), 4(l), 4(m), 4(n) and 4(o) hereof, and (B) this Section 3(g) shall in no way affect or limit the operation of clauses (i) and (iii) of Section 3(f) hereof, which shall have independent application.

4. Agreements. The Partnership agrees with each Manager that:

(a) During any period when the delivery of a prospectus relating to the Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or 153) to be delivered under the Securities Act, the Partnership will not file any amendment of the Registration Statement or supplement (including the Prospectus Supplement) to the Base Prospectus unless the Partnership has furnished to the Managers a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Managers reasonably object. The Partnership has prepared the Prospectus, in a form approved by the Managers, and filed such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any supplement to the Prospectus to be prepared, in a form approved by the Managers, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Managers of such timely filing. The Partnership will promptly advise the Managers (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, during any period when the delivery of a prospectus (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) is required under the Securities Act in connection with the offering or sale of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Partnership will (i) notify promptly the Managers so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to each Manager in such quantities as the Managers may reasonably request.

(c) During any period when the delivery of a prospectus relating to the Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or 153) to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Partnership promptly will (i) notify the Managers of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to such Manager in such quantities as such Manager may reasonably request.

(d) As soon as practicable, the Partnership will make generally available to its security holders and to the Managers an earnings statement or statements of the Partnership and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.

(e) The Partnership will furnish to each Manager and counsel for such Manager, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by such Manager or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule), as many copies of the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as such Manager may reasonably request. The Partnership will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Managers may designate and will maintain such qualifications in effect so long as required for the distribution of the Units; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

(g) The Partnership agrees that, unless it has or shall have obtained the prior written consent of the Managers, and each Manager agrees with the Partnership that, unless it has or shall have obtained, as the case may be, the prior written consent of the Partnership, it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433. Any such free writing prospectus consented to by the Managers or the Partnership is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h) If sales of the Units have been made but not settled, or the Partnership has had outstanding with a Manager any instructions to sell Units, in either case, within the prior three Business Days, the Partnership will not offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership or any affiliate of the Partnership or any person in privity with the Partnership or any affiliate of the Partnership) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units; or publicly announce an intention to effect any such transaction without (i) giving such Manager at least three Business Days’ prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction and (ii) such Manager suspending acting under this Agreement for such period of time requested by the Partnership or as deemed appropriate by such Manager in light of the proposed transaction; provided, however, that the Partnership may issue and sell Common Units pursuant to this Agreement or any Terms Agreement, any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Partnership in effect at the Execution Time and the Partnership may issue Common Units issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

(i) The Partnership will not (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in,

under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Units.

(j) The Partnership will, at any time during the term of this Agreement, as supplemented from time to time, advise the Managers immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Managers pursuant to Section 6 herein.

(k) Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than a prospectus supplement relating solely to the offering of securities other than the Units), (ii) the Partnership shall file an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q, (iii) the Units are delivered to any Manager as principal at the Time of Delivery pursuant to a Terms Agreement and such delivery is required by the Terms Agreement, or (iv) otherwise as any Manager may reasonably request (such commencement or recommencement date and each such date referred to in (i), (ii), (iii) and (iv) above, a “Representation Date”), the Partnership shall furnish or cause to be furnished to the Managers forthwith a certificate dated and delivered the date of such commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon request, as the case may be, in form satisfactory to the Managers to the effect that the statements contained in the certificate referred to in Section 6(e) of this Agreement which were last furnished to the Managers are true and correct at the time of such commencement or recommencement, amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(e), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate. The requirement to provide a certificate under this Section 4(k) shall be waived for any Representation Date occurring at a time at which no instruction by the Partnership to any Manager to sell Common Units under this Agreement is in effect, which waiver shall continue until the earlier to occur of the date the Partnership delivers an instruction to any Manager to sell Common Units pursuant to Section 3(a) hereof (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date for which no such waiver is made; provided, however, that the Partnership may elect, in its sole discretion, to provide a certificate under this Section 4(k) and thereby satisfy its obligations hereunder, notwithstanding the fact that no instruction by the Partnership to the Managers to sell Common Units under this Agreement is in effect; provided further, however, that the abovementioned waiver shall not apply for any Representation Date on which the Partnership files its Annual Report on Form 10-K. Notwithstanding the foregoing, if the

Partnership subsequently decides to sell Units following a Representation Date when the Partnership relied on such waiver and did not provide the Managers with a certificate under this Section 4(k), then before the Partnership delivers an instruction pursuant to Section 3(a) or any Manager sells any Common Units, the Partnership shall provide the Managers with a certificate of the same tenor as the certificate referred to in Section 6(e) of this Agreement.

(l) At each Representation Date with respect to which the Partnership is obligated to deliver, or elects to deliver, a certificate pursuant to Section 6(e) hereof, the Partnership shall furnish or cause to be furnished forthwith to the Managers and to counsel to the Managers a written opinion of Baker Botts L.L.P., counsel to the Partnership, or other counsel satisfactory to the Managers (the “Partnership Counsel”), dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Managers, of the same tenor as the opinions referred to in Section 6(b) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(m) At each Representation Date with respect to which the Partnership is obligated to deliver, or elects to deliver, a certificate pursuant to Section 6(e) hereof, the Partnership shall furnish or cause to be furnished forthwith to the Managers and to counsel to the Managers a written opinion of the general counsel to the Partnership (the “General Counsel”), dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Managers, of the same tenor as the opinions referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(n) At each Representation Date with respect to which the Partnership is obligated to deliver, or elects to deliver, a certificate pursuant to Section 6(e) hereof, Latham & Watkins LLP, counsel to the Managers, or other counsel satisfactory to the Managers (the “Manager Counsel”), shall deliver a written opinion and 10b-5 statement, dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Managers, of the same tenor as the opinions referred to in Section 6(d) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(o) Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information, (ii) the Units are delivered to any Manager as principal at a Time of Delivery pursuant to a Terms Agreement and such delivery is required by the Terms Agreement, (iii) the Partnership files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, or (iv) at any Manager’s request and upon reasonable advance notice to the Partnership, there is filed with the Commission any document which contains financial information (other than a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K) incorporated by reference into the Prospectus (such recommencement date and each such date referred to in (i), (ii), (iii) and (iv above), an “Auditor Representation Date”), the Partnership shall cause each independent accountant that prepares financial statements incorporated by reference into the Prospectus (the “Accountants”), or other independent accountants satisfactory to the Managers forthwith, to furnish the Managers a letter, dated the date of commencement or recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form satisfactory to the Managers, of the same tenor as the letter referred to in Section 6(f) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. The requirement to provide a letter or letters under this Section 4(o) shall be waived for any Auditor Representation Date occurring at a time at which no instruction by the Partnership to any Manager to sell Units under this Agreement is in effect, which waiver shall continue until the earlier to occur of the date the Partnership delivers an instruction to any Manager to sell Units pursuant to Section 3(a) hereof (which for such calendar quarter shall be considered an Auditor Representation Date) and the next occurring Auditor Representation Date for which no such waiver is made; provided, however, that the Partnership may elect, in its sole discretion, to cause the Accountants to provide the Managers a letter or letters under this Section 4(o) and thereby satisfy its obligations hereunder, notwithstanding the fact that no instruction by the Partnership to the Managers to sell Common Units under this Agreement is in effect; provided further, however, that the abovementioned waiver shall not apply for any Representation Date on which the Partnership files its Annual Report on Form 10-K. Notwithstanding the foregoing, if the Partnership subsequently decides to sell Common Units following an Auditor Representation Date when the Partnership relied on such waiver and did not cause the Accountants to provide the Managers with a letter or letters under this Section 4(o), then before the Partnership delivers an instruction pursuant to Section 3(a) or any Manager sells any Common Units, the Partnership shall cause the Accountants to each furnish the Managers a letter or letters, dated the date of the Auditor Representation Date, in form satisfactory to the Managers, of the same tenor as the letter referred to in Section 6(f) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(p) Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a suspension of sales hereunder), and at (or reasonably in advance of) each Representation Date with respect to which the Partnership is obligated to deliver, or elects to deliver, a certificate pursuant to Section 6(e) hereof, the Partnership will conduct a due diligence session, in form and substance satisfactory to the Managers, which shall include representatives of the management and the independent accountants of the Partnership. The Partnership shall cooperate timely with any reasonable due diligence request from or review conducted by the Managers or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Partnership’s agents during regular business hours and at the Partnership’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Partnership, its officers and its agents, as the Managers may reasonably request.

(q) The Partnership consents to each Manager trading in the Common Units for such Manager’s own account and for the account of its clients at the same time as sales of the Units occur pursuant to this Agreement or pursuant to a Terms Agreement.

(r) The Partnership will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of Units sold through the Managers under this Agreement, the Net Proceeds to the Partnership and the compensation paid by the Partnership with respect to sales of Units pursuant to this Agreement during the relevant quarter.

(s) If to the knowledge of the Partnership, the conditions set forth in Section 6(a), 6(g) or 6(h) shall not be true and correct on the applicable Settlement Date, the Partnership will offer to any person who has agreed to purchase Units from the Partnership as the result of an offer to purchase solicited by any Manager the right to refuse to purchase and pay for such Units.

(t) Each acceptance by the Partnership of an offer to purchase the Units hereunder, and each execution and delivery by the Partnership of a Terms Agreement, shall be deemed to be an affirmation to the respective Manager that the representations and warranties of the Partnership contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Units relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Units).

(u) The Partnership will use its commercially reasonable efforts to cause the Units to be listed for trading on the NYSE and to maintain such listing.

(v) During any period when the delivery of a prospectus relating to the Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule) to be delivered under the Securities Act, the Partnership will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(w) The Partnership shall cooperate with the Managers and use its reasonable efforts to permit the Units to be eligible for clearance and settlement through the facilities of DTC.

(x) The Partnership will apply the Net Proceeds from the sale of the Units in the manner set forth in the Prospectus.

5. Payment of Expenses.

(a) The Partnership agrees to pay the costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act and the listing of the Units on the NYSE; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees); (viii) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Units; (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; (x) the reasonable documented out-of-pocket expenses of the Managers, including the reasonable fees, disbursements and expenses of counsel for the Managers in connection with this Agreement and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder; and (xi) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder.

6. Conditions to the Obligations of the Managers. The obligations of the Managers under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Partnership contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) to the performance by the Partnership of its obligations hereunder and (iii) the following additional conditions:

(a) The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Units; any other material required to be filed by the Partnership pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Act shall have been instituted or threatened.

(b) The Partnership Counsel shall have furnished to the Managers, at the request of the Partnership, on every date specified in Section 4(k) of this Agreement, its written opinion, dated as of such date and addressed to the Managers, in form and substance reasonably satisfactory to the Managers, to the effect set forth in Annex III hereto.

(c) The General Counsel shall have furnished to the Managers, at the request of the Partnership, on every date specified in Section 4(k) of this Agreement, his written opinion, dated as of such date and addressed to the Managers, in form and substance reasonably satisfactory to the Managers, to the effect set forth in Annex IV hereto.

(d) The Managers shall have received on every date specified in Section 4(k) of this Agreement, an opinion and 10b-5 statement, dated as of such date, of the Manager Counsel, with respect to such matters as the Managers may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(e) The Partnership shall have furnished or caused to be furnished to the Managers, on every date specified in Section 4(k) of this Agreement, a certificate of two officers of the General Partner, which shall be the Chief Executive Officer, the President and Chief Operating Officer, the Senior Vice President, Chief Financial Officer and Treasurer, or any Vice President named in the Registration Statement, confirming that:

(i) the representations and warranties of the Partnership Parties in this Agreement are true and correct on and as of such date with the same effect as if made on such date, and the Partnership has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Partnership’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus, there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

(f) On every date specified in Section 4(o) hereof and to the extent requested by the Managers in connection with any offering of the Units, the Accountants shall have furnished to the Managers, at the request of the Partnership, letters, dated the respective dates of delivery thereof and addressed to the Managers, in form and substance reasonably satisfactory to the Managers, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Prospectus; provided, that the letter delivered on any date specified in Section 4(k) hereof, shall use a “cut-off” date no more than three business days prior to such date, as the case may be.

(g) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(h) The Units shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Managers.

(i) Prior to each Settlement Date and Time of Delivery, as applicable, the Partnership shall have furnished to the Managers such further information, certificates and documents as the Managers may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to any Manager and counsel for the Managers, this Agreement, as it relates to such Manager, and all obligations of such Manager hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by such Manager. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Latham & Watkins LLP, counsel for the Managers, at 811 Main Street, Suite 3700, Houston, Texas, 77002, on each such date as provided in this Agreement.

7. Indemnification and Contribution.

(a) The Partnership Parties hereby agree, jointly and severally, to indemnify and hold harmless each Manager, the affiliates, directors, officers and employees of each Manager, and the agents of each Manager who have or who are alleged to have participated in the distribution of the Units as managers (collectively, the “selling agents”), and each person, if any, who controls any Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage, expense or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, expense, liability or action relating to purchases and sales of Units), to which any Manager or any affiliate, director, officer, employee, selling agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability, expense or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by any Manager, (D) any materials or information provided to investors by, or with the approval of, the Partnership in connection with the marketing of the offering of the Units, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (“Marketing Materials”), or (E) any Blue Sky application or other document prepared or executed by the Partnership (or based upon any written information furnished by the Partnership for use therein) specifically for the purpose of qualifying any or all of the Units under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (ii) the omission or alleged omission to state in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus in the light of the circumstances under which they were made) not misleading, and shall reimburse each such Manager, affiliate, director, officer, employee, selling agent or controlling person promptly upon demand for any legal or other expenses reasonably incurred by such Manager, affiliate, director, officer, employee, selling agent or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability, expense or action as such expenses are incurred; provided, however, that none of the Partnership Parties shall be liable in any such case to the extent that any such loss, claim, damage, liability, expense or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, in reliance upon and in conformity with written information concerning any Manager furnished to the Partnership by or on behalf of any Manager specifically for inclusion therein, which information consists solely of the information specified in Section 7(e). The foregoing indemnity agreement is in addition to any liability which any Partnership Party may otherwise have to such Manager or to any affiliate, director, officer, employee, selling agent or controlling person of such Manager.

(b) Each Manager, severally and not jointly, shall indemnify and hold harmless each Partnership Party, their respective directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Partnership), officers and employees, and each person, if any, who controls such Partnership Party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage, expense or liability, joint or several, or any action in respect thereof, to which such Partnership Party or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability, expense or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, or (ii) the omission or alleged omission to state in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Manager furnished to the Partnership by or on behalf of such Manager specifically for inclusion therein, which information is limited to the information set forth in Section 7(e). The foregoing indemnity agreement is in addition to any liability that any Manager may otherwise have to any Partnership Party, or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under paragraphs (a) or (b) of this Section 7 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 7 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(a) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

(d) If the indemnification provided for in this Section 7 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Partnership Parties, on the one hand, and the Managers, on the other, from the offering of the Units, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Parties, on the one hand, and the Managers, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Partnership Parties, on the one hand, and the Managers, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Partnership Parties, on the one hand, and the total compensation received by the Managers with respect to the Units purchased under this Agreement or any applicable Terms Agreement, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties or the Managers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership Parties and the Managers agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), in no event shall a Manager be required to contribute any amount in excess of the amount by which the total compensation received by such Manager with respect to the offering of the Units exceeds the amount of any damages that such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) Each Manager confirms and the Partnership Parties acknowledge and agree that the name and contact information of such Manager in the Prospectus constitute the only information furnished in writing by or on behalf of such Manager for inclusion in the Prospectus or any Issuer Free Writing Prospectus.

8. Termination.

(a) The Partnership shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Units have been sold through any Manager for the Partnership, then Section 4(t) shall remain in full force and effect, (ii) with respect to any pending sale, through such Manager for the Partnership, the obligations of the Partnership, including in respect of compensation of the Managers, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 2, 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate its own obligations under the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall have no effect on the obligations of any other Manager under this Agreement and shall be without liability of any party to any other party except that the provisions of Sections 2, 5, 7, 9, 10, 11, 12, 13, 14, 15, 16, 17 and 18 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a) above or the termination of the obligations of each Manager pursuant to Section 8(b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 5, 7 and 9 shall remain in full force and effect notwithstanding such termination.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by any Manager or the Partnership, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Units, such sale shall settle in accordance with the provisions of Section 3(a)(vii) of this Agreement.

(e) In the case of any purchase of Units by any Manager pursuant to a Terms Agreement, the obligations of such Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of such Manager, by notice given to the Partnership prior to the Time of Delivery relating to such Units, if at any time prior to such delivery and payment (i) trading in the Common Units shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE or the NASDAQ Stock Market shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of such Manager, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Partnership or its officers and of each Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by the Managers or the Partnership or any of the officers, directors, employees, affiliates, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Units.

10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to each Manager, will be mailed, delivered or telefaxed to the Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133); Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Thomas Opladen with copies to ECM Legal (fax: (212) 449-0355) with a copy to ECM Legal (fax: (212) 230-8730); Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, Attention: General Counsel (fax: (646) 291-1469); Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010, Attention: LCD — IBD; J.P. Morgan Securities LLC, 383 Madison Avenue, 7th Floor, New York, New York 10179, Attention: Special Equities Group, Adam Rosenbluth (email adam.s.rosenbluth@jpmorgan.com) or Brett Chalmers (email brett.chalmers@jpmorgan.com); Morgan Stanley & Co. LLC; 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: Equity Capital Markets and Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate; or, if sent to any of the Partnership Parties, will be mailed, delivered or telefaxed to it at One Valero Way, San Antonio, TX 78249, Attention: General Counsel, Facsimile No.: (210) 345-3214, with a copy to (which shall not constitute notice) Baker Botts L.L.P., 910 Louisiana St., Houston, TX 77002, Attention: Gerald M. Spedale, Facsimile No.: (713) 229-7734.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

12. No Fiduciary Duty. The Partnership hereby acknowledges that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership, on the one hand, and each Manager and any affiliates through which it may be acting, on the other, (b) each Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Partnership’s securities and not as a fiduciary of the Partnership and (c) the Partnership’s engagement of each Manager in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Partnership agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any Manager has advised or is currently advising the Partnership on related or other matters). The Partnership agrees that it will not claim that any Manager has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Partnership, in connection with such transaction or the process leading thereto.

13. Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) among any of the Partnership and any Manager (other than that certain Letter Agreement dated as of the date hereof) with respect to the subject matter hereof.

14. Applicable Law. This Agreement and any Terms Agreement, and any claim, controversy or dispute relating to or arising out of this Agreement or any Terms Agreement, will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15. Waiver of Jury Trial. The Partnership hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

16. Counterparts. This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

17. Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.

18. Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean, with respect to any Units, the time of sale of such Units pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or San Antonio, Texas.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Prospectus Supplement, (iii) the Issuer Free Writing Prospectuses, if any, (iv) the public offering price of Units sold at the relevant Applicable Time and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement.

“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Units that was first filed pursuant to Rule 424(b) at or prior to the Execution Time.

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including the Base Prospectus, exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B or Rule 430C, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 153”, “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433” and “Rule 462” refer to such rules under the Securities Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Partnership and the Managers.

Very truly yours,

VALERO ENERGY PARTNERS LP

By:	Valero Energy Partners GP LLC,
its general partner

By:	/s/ Donna M. Titzman
	Name:	Donna M. Titzman
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

VALERO ENERGY PARTNERS GP LLC

By:	/s/ Donna M. Titzman
	Name:	Donna M. Titzman
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

Signature page to Equity Distribution Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

BARCLAYS CAPITAL INC.

By:	/s/ George Erickson
Name: George Erickson
Title: Managing Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Gordon Morrison
Name: Gordon Morrison
Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Jason Howard
Name: Jason Howard
Title: Director

CREDIT SUISSE SECURITIES (USA) LLC.

By:	/s/ Craig Wiele
Name: Craig Wiele
Title: Managing Director

Signature page to Equity Distribution Agreement

J.P. MORGAN SECURITIES LLC

By:	/s/ Adam J. Rosenbluth
Name: Adam J. Rosenbluth
Title: Executive Director

MORGAN STANLEY & CO. LLC

By:	/s/ Ashley MacNeill
Name: Ashley MacNeill
Title: Executive Director

RBC CAPITAL MARKETS, LLC

By:	/s/ Bhavika Parikh
Name: Bhavika Parikh
Title: Vice President

WELLS FARGO SECURITIES, LLC

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

2

ANNEX I

VALERO ENERGY PARTNERS LP

Common Units Representing Limited Partner Interests

FORM OF TERMS AGREEMENT

[date], 20

[Manager]

Ladies and Gentlemen:

Valero Energy Partners LP (the “Partnership”) proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated September 16, 2016 (the “Equity Distribution Agreement”), between the Partnership, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, and Wells Fargo Securities, LLC to issue and sell to [name of applicable Manager] (the “Manager”) the securities specified in Schedule I hereto (the “Purchased Units”).

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Manager, as agent of the Partnership, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement and the Time of Delivery, except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement and the Time of Delivery in relation to the Prospectus as amended and supplemented to relate to the Purchased Units.

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Units, in the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Partnership agrees to issue and sell to the Manager and the latter agrees to purchase from the Partnership the number of Purchased Units at the time and place and at the purchase price set forth in the Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Manager and the Partnership.

VALERO ENERGY PARTNERS LP

By:	Valero Energy Partners GP LLC,
its general partner

By:
Name:
Title:

VALERO ENERGY PARTNERS GP LLC

By:
Name:
Title:

ACCEPTED as of the date

first written above.

[Manager]

By:
Name:
Title:

Schedule I to the Terms Agreement

Title of Purchased Units:

Common Units

Number of Purchased Units:

Purchase Price by the Manager:

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Partnership in same day funds.

Method of Delivery:

Free delivery of the Units to the Manager’s account at The Depository Trust Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery:

(1)	The opinion referred to in Section 4(l).

(2)	The opinion referred to in Section 4(m).

(3)	The opinion referred to in Section 4(n).

(3)	The accountants’ letter referred to in Section 4(o).

(4)	The officers’ certificate referred to in Section 4(k).

(5)	Such other documents as the Manager shall reasonably request.